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              FOURTH AMENDMENT AND WAIVER AGREEMENT


     MULTI-COLOR CORPORATION, an Ohio corporation (the
"Company"), PNC BANK, OHIO, NATIONAL ASSOCIATION and STAR BANK,
NATIONAL ASSOCIATION (each individually a "Lender" and collectively the "Lenders") and PNC BANK, OHIO, NATIONAL ASSOCIA-
TION, as agent for the Lenders (the "Agent"), hereby agree as follows effective as of _________________________, 1995
("Effective Date"):

     1.   Recitals.

          1.1 On July 15, 1994 the Company, the Lenders and the Agent entered into a Credit, Reimbursement and Security Agreement which has been amended by a First, Second and Third Amendment and Waiver Agreement (as amended, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Credit Agreement.

          1.2 The Company has requested that the Lenders waive an Event of Default under the Credit Agreement and amend the Credit Agreement and the Lenders are willing to do so subject to and in accordance with the terms of this Fourth Amendment and Waiver Agreement (the "Fourth Amendment").

     2.   Amendments.  The Credit Agreement, the Revolving Credit
Notes and the other Loan Documents are hereby amended as follows:

          2.1 Section 1.1.20 of the Credit Agreement is amended in its entirety to provide:

               1.1.20    "Borrowing Base" will equal the lesser
          of (a) the sum of eighty percent (80%) of the Eligible
          Accounts Receivable plus fifty percent (50%) of Eligible Inventories less $1,500,000, less the aggregate face amount of all outstanding Standby
          Letters of Credit, or (b) the Total Revolving
          Commitment.

     If the Company has not provided the Agent with the BKS Consent and the title endorsement referred to in Sections 5.7 and
5.8 of the Collateral Assignment of Note, Loan Agreement and Mortgage of even date herewith within 20 calendar days of the effective date hereof, then Section 1.1.20 of the Credit Agreement automatically shall be amended in its entirety as follows:

               1.1.20    "Borrowing Base" will equal the lesser
          of (a) the sum of eighty percent (80%) of the Eligible
          Accounts Receivable plus fifty percent (50%) of Eligible Inventories less $2,000,000, less the aggregate face amount of all outstanding Standby
          Letters of Credit, or  (b) the Total Revolving
          Commitment.

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          2.2  All references in the Credit Agreement (including
Exhibit A thereto), the Revolving Credit Notes and the other Loan Documents to the amount of each Revolving Credit Note and/ the amount of the Revolving Commitment of each Lender is changed from $2,500,000 to $2,000,000 and all references in such documents to the amount of the Revolving Credit Facility are changed from $5,000,000 to $4,000,000.

          2.3 Section 10.2 of the Credit Agreement is deleted and replaced by the following:

                    10.2 Leases.  Enter into or permit to remain
               in effect any rental or lease agreement for real or personal property whose term (including renewal options) exceeds 72 months or if aggregate annual rental payments under all lease agreements for real and personal property on an annual basis would exceed $400,000.

     3.   Waivers.

          3.1 The Lenders and the Agent hereby waive any Event of Default or Default that occurred prior to the Effective Date from the Company's failure to comply with Section 10.2 of the Credit Agreement.

          3.2 The waivers set forth in Section 3.1, above, will relate only to the specific matter covered by such Section and do not constitute a waiver of any of the Events of Default covered by the default letter dated September 15, 1995 sent by Agent to the Company ("Default Letter"). In no event will the Lenders and the Agent be under any obligation to provide additional waivers or enter into any amendments to the Credit Agreement with regard to those items or any other provision of the Credit Agreement.

     4.   Representations, Warranties and Covenants of the
Company. To induce the Lenders and the Agent to enter into this Fourth Amendment, the Company represents and warrants as follows:

          4.1 The representations and warranties of the Company contained in Section 8 of the Credit Agreement are deemed to have been made again on and as of the date of execution of this Fourth
Amendment and are true and correct as of the date of the execution of this Fourth Amendment.

          4.2 No Event of Default (as such term is defined in Section 11 of the Credit Agreement) or event or condition which with the lapse of time or giving of notice or both would constitute an Event of Default exists on the date hereof, except for defaults that had been waived in accordance with Section 3, above and those referred to in the Default Letter.

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          4.3  The person executing this Fourth Amendment is a
duly elected and acting officer of the Company and is duly authorized by the Board of Directors of the Company to execute and deliver this Fourth Amendment on behalf of the Company.

     5. Claims and Release of Claims by the Company. The Company represents and warrants that the Company does not have any claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, "Claims") against the Lenders or the Agent, their respective direct or indirect parent corporations or any direct or indirect affiliates of such parent corporation, or any of the foregoing's respective directors, officers, employees, agents, attorneys and legal representatives, or the successors or assigns of any of them (collectively, "Lender Parties") that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As an inducement to the Lenders and the Agent to enter into this Fourth Amendment, the Company on behalf of itself, and all of its successors and assigns hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As used herein, the term "Prior Related Event" means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Credit Agreement or any documents executed in connection with the Credit Agreement or which was related to or connected in any manner, directly or indirectly to the Notes or Letter of Credit.

     6. Conditions. The Lenders' and Agent's obligations pursuant to this Fourth Amendment are subject to the following conditions:

          6.1 The Agent shall have been furnished copies, certified by the Secretary or assistant Secretary of the Company, of resolutions of the Board of Directors of the Company authorizing the execution of this Fourth Amendment and all other documents executed in connection herewith.

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          6.2  The representations and warranties of the Company
in Section 4, above, shall be true.

          6.3 The Company shall pay all expenses and attorneys fees incurred by the Lender in connection with the preparation, execution and delivery of this Fourth Amendment and related documents.

          6.4 The Agent shall have been furnished evidence satisfactory to it of the deposit into the Company's account at Agent of the sum of $500,000 in connection with the issuance of $500,000 in subordinated convertible promissory notes by the Company to investors, all in form and substance acceptable to Agent.

          6.5 The Agent shall have received a collateral assignment of the BKS Enterprises, Inc. ("BKS"), Loan Agreement, Note and Mortgage, all in form and substance acceptable to Lender. All payments received by Agent under the BKS Note will be held by Agent in a separate interest bearing account by Agent and upon receipt of the regular Sinking Fund payment required under Section 4 of the Credit Agreement, such BKS payment will be deposited into the Sinking Fund Accounts. The BKS payments will not reduce the amount of the regular Sinking Fund payment required under Section 4 of the Credit Agreement.

     7.   General.

          7.1  Except as expressly modified herein, the Credit
Agreement, as amended, is and remains in full force and effect.

          7.2 Except as specifically provided in Section 3, nothing contained herein will be construed as waiving any default or Event of Default under the Credit Agreement or will affect or impair any right, power or remedy of the Lenders or the Agent under or with respect to the Credit Agreement, as amended, or any agreement or instrument guaranteeing, securing or otherwise relating to the Credit Agreement.

          7.3 This Fourth Amendment will be binding upon and inure to the benefit of the Company, the Lenders and the Agent and their successors and assigns.

          7.4 All representations, warranties and covenants made by the Company herein will survive the execution and delivery of this Fourth Amendment.

          7.5 This Fourth Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio.

          7.6 This Fourth Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

     Executed as of the Effective Date.

                                        MULTI-COLOR CORPORATION,
                                        as Company


                                        By: ____________________
                                        Print Name: ____________
                                        Title: _________________


                                        PNC BANK, OHIO,
                                        NATIONAL ASSOCIATION,
                                        on its own behalf as
                                        Lender and as Agent



                                        By:_____________________
                                        Print Name:_____________
                                        Title:__________________